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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20579


                             ---------------------

                                   FORM 8-K
                                CURRENT REPORT

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                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 1997
(February 21, 1997)



                         Revlon Worldwide Corporation
            (Exact name of registrant as specified in its charter)




  Delaware                     33-60488                    13-3703363

(State or other              (Commission                     (IRS Employer
 jurisdiction of             File Number)               Identification No.)
 incorporation)




625 Madison Avenue, New York, New York                         10022
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:(212) 527-4000



                                Not Applicable
        (Former name or former address, if changed since last report)



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ITEM 5.           OTHER EVENTS.

         On March 5, 1997, Revlon Worldwide (Parent) Corporation, the parent corporation of Revlon Worldwide Corporation (the "Company"), consummated the previously announced offering of $770 million aggregate principal amount at maturity of its Senior Secured Discount Notes due 2001 (the "Notes"). As previously announced, the net proceeds from the offering of the Notes of approximately $489.5 million, together with funds provided by MacAndrews & Forbes Holdings Inc., will be contributed to the Company and used to defease the Company's Senior Secured Discount Notes Due 1998 (the "1998 Notes").

         Attached as Exhibit 99.1 hereto and incorporated herein by reference is the press release, dated February 21, 1997, that announced the offering of the Notes and the Company's intent to defease the 1998 Notes. The offering of the Notes was not registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

                  (c)      Exhibits.

                           99.1             Press Release.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REVLON WORLDWIDE CORPORATION


Dated: March 17, 1997

                                              By: /s/ Lawrence E. Kreider
                                                  -----------------------------
                                                  Name: Lawrence E. Kreider
                                                  Title: Senior Vice President,
                                                         Controller and Chief
                                                         Accounting Officer




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                                 EXHIBIT INDEX

Exhibit No.                                          Document
-----------                                          --------

99.1                                                 Press Release.




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